                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                            FORM 8-K

                        CURRENT REPORT


                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                            July 15,1996


            Honda Auto Receivables 1994-A Grantor Trust
                        (Exact name of registrant
                        specified in its charter)


California              33-67204                33-0526079
(State or other         (Commission             (IRS Employer
 jurisdiction of        File Number)            Identification No.)
incorporation)


American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, CA                                    90501
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (310)781-4100

Item 5. Other Events


     On July 15, 1996, the Principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of February 1, 1994 (the "Agreement"), between American Honda Receivable Corporation, as
Seller, American Honda Finance Corporation, as Servicer, and
The Mitsubishi Bank Trust Company of New York, as Trustee (the
"Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Honda Auto Receivables 1994-A Grantor Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 28 to this Current Report on Form 8-K.



Item 7 (c).   Exhibits  28

SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Honda Auto Receivables 1994-A Grantor Trust
By:   American Honda Finance Corporation, as Servicer

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance